1 Citi 2012 Global Consumer Conference Exhibit 99.1

Note on
forward-looking
statements

This presentation contains forward-looking statements within the meaning of the Private
Securities Litigation Reform Act of 1995.  These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances.  The company undertakes no responsibility for updating these statements.  Readers of this presentation should understand that these statements are not guarantees of performance or results.  Many factors could affect the company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements.  These factors include, among other things:
availability and prices of raw materials, including any negative effects caused by inflation;
the effectiveness of the company’s product pricing, including any pricing actions and promotional changes; future economic circumstances; industry conditions; the company’s ability to execute its operating and restructuring plans; the success of the company’s innovation, marketing, and cost-saving initiatives; the competitive environment and related market conditions; operating efficiencies; the ultimate impact of any product recalls; the company’s success in efficiently and effectively integrating the company’s acquisitions;
access to capital; actions of governments and regulatory factors affecting the company’s businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of the company’s common stock, if any; and other risks described in the company’s reports filed with the Securities and Exchange Commission.  The company’s cautions readers not to place undue reliance on any forward-looking statements included in this presentation, which speak only as of the date made.

Company overview

FY12 Operating Cash Flow
FY12 Debt/EBITDA**
$1.3 billion* (est.)
2X (est.)
Current Annualized Dividend: $0.96 / share
Current Dividend Yield:    3.5%
35% 65%
Consumer Foods Commercial Foods
Fiscal 2012 sales: Approaching $13 billion (est.)
*Excludes any FY12 discretionary pension contributions
**The inability to predict the amount and timing of future items makes a detailed reconciliation of projections impracticable.

Our journey: entering phase 2
• Phase 1
– Operational progress
• Organizational wiring
• Culture
• Cost structure
• Marketing and innovation
• Balance sheet
• Portfolio
• Phase 2
– Leverage strong foundation
– Our Recipe for Growth

5

• Adopting best-in-class pricing and trade practices
• Driving category growth
• Developing win-win multi-year joint business plans
• Presenting ONE ConAgra Foods voice
Customer Connect
• Establishing customer P&Ls as key measurement

Financial priorities 1. Strong earnings and cash flows 2. Healthy balance sheet and strong liquidity 3. High-return capital allocation with top-tier dividend 7

Capital allocation:
M&A process guidelines
Category upside / position within category
Customer need / relationships
Potential for ConAgra Foods to improve through:
– Innovation
– Supply chain
– Distribution
Operating leverage/scale
Organic sales growth potential
Margin structure
EPS contribution
ROIC
Strategic fit
Financial fit
Acquisitions
Right assets / Right growth potential / Right price

Long-term goals
•
Sales growth of 3% annually
•
EPS* growth of 6-8% annually
Margin improvement
Operating leverage
Capital allocation
•
ROIC* of 13-14%
*EPS and ROIC guidance discussed in this presentation has been adjusted for items impacting comparability.  EPS guidance is based on diluted EPS, adjusted for items impacting comparability. The inability to predict the timing and amount of future items impacting comparability makes a detailed reconciliation of projections impracticable.

Confirming expectations for modest comparable EPS growth in
Fiscal 2012 Q4

10 Citi 2012 Global Consumer Conference